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                                                                     EXHIBIT 10m

        August 15, 2000



        Mr. William R. Mallory, Jr.
        Razmiko's, Ltd.
        8055 West Avenue, Suite 125
        Castle Hills, Texas  78213

        Re: First Amendment To Lease Agreement Correction 8055 West Avenue, Suite 125

        Dear Bill:

        In the First Amendment To Lease Agreement dated August 4, 2000, by and between Murray Income Properties I, Ltd. and Razmiko's Ltd., the expiration date for the 60-month extension of the term was incorrectly stated as August 31, 2005. The correct date should in fact be September 30, 2005.

        Would you please indicate your acknowledgement and agreement with the correct expiration date being September 30, 2005 by signing in the space provided below and returning a copy of this letter to me for our files.

        Thank you.

        If you have any questions, please feel free to give me a call.

        Sincerely,
        Cavender & Hill Properties, Inc.




        Alex H. Yount, CPM(R), CCIM
        Vice President




        ---------------------------------
        Acknowledged and Agreed
        William R. Mallory, Jr.
        President

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                       FIRST AMENDMENT TO LEASE AGREEMENT


        This First Amendment to Lease Agreement (the "First Amendment") is made and entered into this _____ day of July, 2000, by and between MURRAY INCOME PROPERTIES I, LTD., (the "Landlord") and RAZMIKO'S, LTD., (the "Tenant").

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated August 1, 1995, for premises containing approximately 4,500 square feet located at 8055 West Avenue, Suite 125 San Antonio, Texas, 78213; and

        WHEREAS, the Lease Agreement is incorporated herein by reference; and

        WHEREAS, Landlord and Tenant desire to amend and revise the Lease as hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree that the Lease is amended as follows:

        1)      The Term of the Lease is hereby extended for a period of sixty
                (60) months beginning October 1, 2000 and ending August 31,
                2005.

        2) The monthly rent to be paid during the term of the Lease shall be as follows:

               Months   1 -- 24:    Four Thousand Five Hundred 00/100 Dollars ($4,500.00)

               Months 25 -- 48:     Four Thousand Six Hundred Eighty-seven and 50/100
                                    Dollars ($4,687.50)

               Months 49 -- 60:     Four Thousand Eight Hundred Seventy-five and 00/100
                                    Dollars ($4,875.00)

        3) As a condition of Tenant's execution of this Lease Amendment, Landlord will provide to Tenant an Improvement Allowance of up to Six Thousand Seven Hundred Fifty and 00/100 Dollars ($6,750.00) for remodeling and refurbishing the premises. Proof of costs incurred and appropriate executed Lien Waivers from the vendors utilized must be provided to Landlord for release of the Improvement Allowance.

        4) In the event it becomes necessary for Razmiko's Ristorante Italiano to close during the remodeling period, Landlord will agree to abate Base Rent during the closure of the business up to a maximum of 15 days.

        5) The existing $5,000 Certificate of Deposit being held as security for performance under the existing lease by Citizens Bank of Tulsa will be renewed or replaced with a comparable Certificate of Deposit or with a cash deposit to Landlord.

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        6)      In the event of a conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail.


Except as amended herein, the Lease shall remain in full force and effect and Landlord and Tenant hereby ratify and affirm the Lease as amended by this instrument.

EXECUTED the day and year first above written.

OWNER:                                             TENANT:

Murray Income Properties I, LTD                    Razmiko's Ltd.
By:  Murray Realty Investors VIII, Inc.


By:                                                By:
    --------------------------------                  --------------------------
    Brent Buck                                        William R. Mallory, Jr.
    Executive Vice President                          President




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